Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 27, 2019, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting included in the Annual Report of Simpson Manufacturing Co., Inc. on Form 10-K for the year ended December 31, 2018.  We consent to the incorporation by reference of said reports in the Registration Statements of Simpson Manufacturing Co., Inc. on Forms S-8 (File Nos. 033-90964, 333-37325, 333-40858, 333-97313, 333-97315, 333-173811, and 033-85662).

/s/ Grant Thornton LLP
San Francisco, California
February 27, 2019

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